Exhibit 4.4

FORM OF

CERTIFICATE OF CORPORATE DOMESTICATION

OF

rice acquisition Corp. ii

Pursuant to Section 388

of the General Corporation Law of the State of Delaware (the “DGCL”)

Rice Acquisition Corp. II, presently incorporated as a Cayman Islands exempted company, (the “Company”), DOES HEREBY CERTIFY:

1. The Company was first incorporated on February 2, 2021 under the laws of the Cayman Islands.

2. The name of the Company immediately prior to the filing of this Certificate of Corporate Domestication with the Secretary of State of the State of Delaware was Rice Acquisition Corp. II.

3. The name of the Company as set forth in the Certificate of Incorporation being filed with the Secretary of State of the State of Delaware in accordance with Section 388(b) of the DGCL is “NET Power Inc.”

4. The jurisdiction that constituted the seat, siege social or principal place of business or central administration of the Company immediately prior to the filing of this Certificate of Corporate Domestication was the Cayman Islands.

5. The domestication has been approved in the manner provided for by the Amended and Restated Memorandum and Articles of Association of the Company, said Amended and Restated Memorandum and Articles of Association being the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Company and the conduct of its business, or by applicable non-Delaware law, as appropriate.

6. The corporate domestication of the Company shall be effective upon filing of this Certificate of Corporate Domestication and the Certificate of Incorporation in accordance with Section 388 of the DGCL and with the Secretary of State of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Certificate of Corporate Domestication to be executed by its duly authorized officer on this [●] day of [●], 2023.

RICE ACQUISITION CORP. II, a Cayman Islands exempted company

By:
J. Kyle Derham
Chief Executive Officer

[Signature Page to Certificate of Corporate Domestication
of Rice Acquisition Corp. II]